ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                          FUTURE VISION PRODUCTS, INC.



        Pursuant to the provisions of Section 607.1005 of the Florida Business corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

         1. Article I of the Articles of Incorporation shall be deleted and the following Article I shall be inserted in its place;

                                   ARTICLE I
                                 CORPORATE NAME

The name of this corporation shall be:

HYDROGEN TECHNOLOGY, INC.

         2. The Amendment was adopted on August 10, 1995.

        3. The Amendment was duly adopted by the sole Incorporator of the Corporation. The Corporation has not yet issued shares.

Dated:  August 10, 1995

                                             FUTURE VISION PRODUCTS, INC.



                                          By:/s/ Edward H. Gilbert
                                             ---------------------
                                             Edward H. Gilbert
                                             Incorporator